Exhibit 10.1


                        SURRENDER AGREEMENT AND AMENDMENT
                        ---------------------------------

                     SURRENDER AGREEMENT AND AMENDMENT made as of this 31st day of December, 1999, by and between 11 WEST 42 LIMITED PARTNERSHIP a New York limited partnership, having an office at c/o Tishman Speyer Properties, 520 Madison Avenue, New York, New York 10022 ("Landlord"), and KASPER A.S.L, LTD, a Delaware corporation, having an office at 77 Metro Way, Secaucus, New Jersey 07094 ("Tenant").

                               W I T N E S S E T H

                     WHEREAS:

                     A. Landlord and Tenant (as successor-in interest to Anne Klein & Company and Mark of the Lion Associates) have heretofore entered into a certain Lease dated June 4, 1996 (the "Lease") with respect to the entirety of the 20th, 21st, 22nd and 23rd floors (the "Premises") of the building known as 11 West 42nd Street, New York, New York (the "Building");

                     B. The term of the Lease by its terms shall expire on June 30, 2012;

                     C. Tenant desires to surrender a portion of the Premises comprising the entire 23rd floor of the Building (the "Surrendered Space"; the Premises less the Surrendered Space is hereinafter called the "Retained Premises") to Landlord and Landlord is willing to accept such surrender in the manner and upon the terms and conditions hereinafter set forth;

                     D. Immediately prior to the execution and delivery of this Agreement, Landlord, as subtenant, and Tenant, as sublandlord, have entered into a certain sublease, dated of even date herewith, subleasing the Surrendered Space to Landlord (the "Recapture Sublease"), of which the commencement date of the term thereof is January 1, 2000, and the parties thereto wish to terminate the Recapture Sublease simultaneously with the surrender of the Surrender Space.

                     NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, it is mutually covenanted and agreed as follows:

                     1. Effective as of January 1, 2000 (the "Surrender Date"), Tenant shall surrender to Landlord, and Landlord shall accept the surrender of, the Lease in respect of the Surrendered Space and the term and estate thereby granted, together with the Surrendered Space thereby demised, to the intent and purpose that the estate of Tenant in and to the Surrendered Space shall be wholly extinguished and that the term of the Lease in respect of the Surrendered Space shall expire on the Surrender Date in the same manner and with the same effect as if such date were the date set forth in the Lease for the expiration of the term thereof. Time is of the essence in Tenant's surrendering the Surrendered Space on the Surrender Date.


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                     2. Tenant hereby represents and covenants that as of the
Surrender Date nothing will be done or suffered whereby the Lease in respect of the Surrendered Space, or the term or estate thereby granted in respect of the Surrendered Space, or the Surrendered Space, or any part thereof, or any alterations, decorations, installations, additions and improvements in and to the Surrendered Space, or any part thereof, will be encumbered in any way whatsoever other than pursuant to the Recapture Sublease, and that as of the Surrender Date Tenant will own the Lease in respect of the Surrendered Space and will have good right to surrender the same on the Surrender Date, and that as of the Surrender Date no one other than Tenant and the tenant under the Recapture Lease will have acquired through or under Tenant any right, title or interest in or to the Surrendered Space, or any part thereof, or in or to said alternations, decorations, installations, additions and/or improvements or any part thereof.

                     3. (a) Landlord shall accept such surrender as of the Surrender Date and in consideration of such surrender by Tenant and of the acceptance of such surrender by Landlord, Tenant and Landlord do hereby mutually release each other, their respective successors and assigns of and from any and all claims, damages, obligations, liabilities, actions and causes of action, of every kind and nature whatsoever arising under or in connection with the Lease in respect of the Surrendered Space from and after the Surrender Date, except that nothing herein contained shall be deemed to constitute a release or discharge of Landlord or Tenant with respect to any obligation or liability (i) accrued or incurred under the Lease in respect of the Surrendered Space or this Agreement and outstanding and unsatisfied on the Surrender Date and (ii) to a third party (including all indemnification obligations relating thereto) arising after the Surrender Date as a result of an event occurring or condition existing prior to or on the Surrender Date.

                     (b) Prior to the Surrender Date, Tenant shall in a good and workmanlike manner restore the floor of the Surrendered Space where on the date hereof an internal stairway connects the 22nd floor and the 23rd floor of the Premises. Other than as provided in the preceding sentence, Tenant shall have no obligation to remove any office or showroom installations located in the Surrendered Space on the date hereof.

                     4. Landlord and Tenant each covenants, represents and warrants to the other that it has had no dealings or communications with any broker or agent in connection herewith other than Insignia/ESG, Inc., Landlord and Tenant each agrees to hold harmless and indemnify the other from and against any and all reasonable costs, expenses (including, without limitation, attorneys' fees and disbursements) or liabilities for any compensation, commission or other charge claimed by any broker or agent claiming to have dealt with the indemnifying party other then Insignia/ESG, Inc., whose fees shall be paid by Tenant pursuant to a separate agreement between Tenant and Insignia/ESG, Inc. In addition, Tenant shall indemnify, defend and hold harmless Landlord from and against any and all reasonable costs, expenses (including, without limitation, attorneys' fees and disbursements) or liabilities which Landlord may incur by reason of any claim of or liability to Insignia/ESG, Inc., arising out


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of any dealings claimed to have occurred between Tenant and Insignia/ESG, Inc.
in connection with this Agreement.

                     5. No partner, member, shareholder, director, officer, manager, principal, employee or agent, directly and indirectly, of Landlord (collectively, the "Parties") shall be personally liable for the performance of Landlord's obligations under this Agreement. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against any of the Parties. The liability of Landlord for Landlord's obligations under this Agreement shall be limited to Landlord's interest in the Building and Tenant shall not look to any other property or assets of Landlord or the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under this Agreement or to satisfy a judgment for Landlord's failure to perform such obligations.

                     6. Tenant shall indemnify and hold Landlord harmless from and against, any and all liabilities, losses, claims, costs and expenses (including attorneys' fees and other reasonable out-of-pocket costs) incurred by Landlord in connection with any real property transfer tax that will or may become, or may be asserted to be or become due, owing or imposed in connection with this Agreement at any time by the City of New York or the State of New York or any agency or instrumentality of such City or State, including, without limitation, any penalties and interest imposed or to be imposed in connection therewith. Tenant shall promptly prepare, execute and file such returns, affidavits and other documentation as may be required in connection with such taxes.

                     7. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement or any waiver, change, modification or discharge is sought.

                     8. The covenants, agreements, terms, provisions and conditions contained in this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                     9. Effective as of the Surrender Date and for the remainder of the Term, the Lease is modified as follows:

                     (a) Premises (as such term is defined in Article 1 of the Lease) shall mean the Retained Premises;

                     (b) Tenant's Proportionate Share (as such term is defined in Article 1 of the Lease) shall mean 9.51 percent;

                     (c) Agreed Area of Premises (as such term is defined in Article 1 of the Lease) shall mean 79,888 rentable square feet;

                     (d) Fixed Rent (as such term is defined in Article 1 of the Lease) payable pursuant to the Lease shall be decreased to and shall be $2,077,088 per annum ($173,090.67 per month) for the period beginning on the


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Surrender Date and ending on June 3, 2001, both dates inclusive; $2,316,752 per annum ($193,062.67 per month) for the period commencing on June 4, 2001 and ending on June 3, 2007, both dates inclusive; and $2,476,528 per annum ($206,377.33 per month) for the period beginning on June 4, 2007 and ending on the Expiration Date, both dates inclusive.

                     (e) The definition of Security Deposit contained in Article 1 of the Lease is modified to read in its entirety as follows:

                     "SECURITY DEPOSIT      (i) $5,245,380 for the period
                                            commencing on the Commencement Date
                                            and ending on the day preceding the
                                            seventh anniversary of the
                                            Commencement Date; (ii) $4,865,280
                                            for the period commencing on the
                                            seventh anniversary of the
                                            Commencement Date and ending on the
                                            day preceding the eighth anniversary
                                            of the Commencement Date; (iii)
                                            $4,485,180 for the period commencing
                                            on the eighth anniversary of the
                                            Commencement Date and ending on the
                                            day preceding the ninth anniversary
                                            of the Commencement Date; (iv)
                                            $4,105,080 for the period commencing
                                            on the ninth anniversary of the
                                            Commencement Date and ending on the
                                            day preceding the tenth anniversary
                                            of the Commencement Date; (v)
                                            $3,724,980 for the period commencing
                                            on the tenth anniversary of the
                                            Commencement Date and ending on the
                                            day preceding the eleventh
                                            anniversary of the Commencement
                                            Date; (vi) $3,344,880 for the period
                                            commencing on the eleventh
                                            anniversary of the Commencement Date
                                            and ending on the day preceding the
                                            twelfth anniversary of the
                                            Commencement Date; and (vii)
                                            $2,432,640 for the period commencing
                                            on the twelfth anniversary of the
                                            Commencement Date and thereafter."

                     10. (a) Tenant represents and warrants to Landlord as of the date hereof that (i) Tenant knows of no defense or counterclaim to the enforcement of the Lease; (ii) Tenant is not entitled to any reduction, offset or abatement of the rent payable under the Lease other than as contemplated hereby; (iii) Tenant is not in default of any of its obligations or covenants, and has not breached any of its representations or warranties, under the Lease; and (iv) Tenant knows of no default by Landlord under the Lease.


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                     (b) Landlord represents and warrants to Tenant as of the
date hereof that (i) Landlord knows of no defense or counterclaim to the enforcement of the Lease and (ii) Landlord knows of no default by Tenant under the Lease,

                     11. Landlord, as subtenant, and Tenant, as sublandlord, under the Recapture Sublease, agree that the Recapture Sublease shall terminate on the Surrender Date and shall be of no force and effect after such date other than the obligations set forth in Paragraph 18 thereof which by their terms survive the termination thereof. Landlord, as landlord of the Building, hereby accepts the attornment of all undertenants to which Landlord, as subtenant, may have underleased all or any portion of the Surrendered Space, and Landlord hereby agrees to indemnify, defend and hold Tenant harmless from and against all claims, liabilities, damages, costs, and expenses (including reasonable attorneys' fees) arising or accruing against Tenant by reason of any such underleases. Landlord, as landlord under the Lease, further releases Tenant from all liabilities and obligations under the Lease with respect to the Surrendered Space for the term of the Recapture Sublease other than the obligations set forth in Paragraph 8 thereof which by their terms survive the termination thereof, and Landlord agrees to indemnify, defend and hold Tenant harmless from all obligations under the Lease with respect to the Surrendered Space during the term of the Recapture Sublease.

                     12. Landlord hereby represents and covenants that Landlord is the holder of the entire lessor's interest under the Lease and has full right, title and authority to enter into this Agreement without the necessity of securing consent from any party (other than any consent which Landlord has obtained prior to the date hereof).








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                     IN WITNESS WHEREOF, the parties hereto have respectively
executed this Agreement as of the day and year first above written.


                     11 WEST 42 LIMITED PARTNERSHIP

                     By:  WHTS COMPANY, INC., a general partner

                     By:   [signature illegible]
                         ------------------------------------------------------
                         Name:
                         Title: V.P.




                     By: WEST 42 ASSOCIATES, L.P., a general partner

                         By: 11 West 42nd Realty I Corp., a general partner

                         By:   [signature illegible]
                             --------------------------------------------------
                             Name:
                             Title:


                         By: 11 West 42nd Realty II Corp., a general partner

                         By:   [signature illegible]
                             --------------------------------------------------
                             Name:
                             Title:




                     KASPER A.S.L., LTD.

                     By: /s/ Les Schreiber
                         ------------------------------------------------------
                         Name: Les Schreiber
                         Title: Chief Operating Officer






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